Exhibit 10.1

Execution Version

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

WHEREAS, Bigger Capital LLC (“Bigger Capital”) previously filed an action against Safety Shot, Inc. (“SHOT” or the “Company”) in the Supreme Court of the State of New York, New York County, Index No. 65018/2024 (the “Action”);

WHEREAS, Bigger Capital and SHOT (the “Parties”) desire to fully settle and resolve all issues and claims that relate in any way to the allegations set forth in the Action without the admission of any fault or liability on the part of any of the Parties;

NOW, THEREFORE, in consideration of and in return for the promises and covenants undertaken by the Parties herein and the releases given herein, the adequacy of which consideration is acknowledged, the Parties agree as follows:

1. Settlement Consideration. (a) No later than ten business days following the execution of this Agreement, SHOT shall pay to Bigger Capital in available funds by wire transfer in the aggregate amount of $375,000 (the “Settlement Payment”) and (b) simultaneous with the execution of this Agreement, SHOT shall execute and deliver: (i) a Secured Note in the principal amount of $1.75 million maturing December 31, 2026 in the form annexed as Exhibit A (the “Secured Note”) (ii) a Convertible Note in the principal amount of $3.5 million maturing June 30, 2025 in the form annexed as Exhibit B; (the “Note”) and (iii) Warrants in the form annexed as Exhibit C in an amount computed in accordance with Section 2(a) in exchange for the $1.40 Warrants (as defined below) (the “Exchange Warrant” and together with the Secured Note, the Note, and the Settlement Payment, the “Settlement Consideration”). With respect to the Secured Note, the Company and its subsidiaries will enter into a Security Agreement with Bigger Capital in such form as is reasonably requested by Bigger Capital and acknowledges that Bigger Capital will file UCC-1s relating to the perfection of the security interest that Bigger Capital will have in the assets of the Company and its subsidiaries. Both the Secured Note and the Note may be paid back in full by SHOT within the first six months, subject to the terms and conditions set forth therein; provided, that the Secured Note may in no event be voluntarily prepaid in any amount unless and until the Note or the Replacement Note, as the case may be, has been prepaid or otherwise satisfied in full. In addition, Bigger Capital cannot convert either the Secured Note or the Note until the earlier of (x) the effectiveness of the Registration Statement referenced in Section 5 herein, or (y) the first six months after the execution of this Agreement.

2. The Warrant Exchange.

(a) Shot acknowledges and agrees that Bigger Capital currently owns 1,656,050 Warrants issued July 25, 2021, exercisable at $1.40 per share (the “$1.40 Warrants”). In connection with this Agreement, Bigger Capital is exchanging all of the $1.40 Warrants for the Exchange Warrant which will have an exercise price equal to 80% of the lesser of (i) the five day volume weighted average price for Shot on the day before this Agreement is signed or (ii) the closing price for Shot on the day before this Agreement is signed (the “Exercise Price”) and a share amount equal to 2,318,740 divided by the Exercise Price. In addition, the exercise price of the Exchange Warrants may be further reduced pursuant to the provisions of the Exchange Warrants. SHOT agrees that pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), the exchange of Exchange Warrants for $1.40 Warrants is exempt from registration under the Act and that the holding period for the Exchange Warrants commenced as of the date Bigger Capital received the $1.40 Warrants. Accordingly, upon a cashless exercise of the Exchange Warrants, SHOT will provide a legal opinion and all necessary documentation to ensure that Bigger Capital receives unrestricted Company Common Stock in accordance with the amounts set forth in the Notice of Exercise within one day after Bigger Capital delivers the Notice of Exercise and will honor any Notice of Exercise on that basis. SHOT may file a Registration Statement for the resale of the shares issuable upon exercise of the Exchange Warrants if it wishes to do so in order to require a cash exercise.

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3. The Note.

(a) The parties agree that on maturity, SHOT shall be entitled to pay the Note by delivery, in its sole discretion, by any of the following: (i) payment of principal and interest in cash; or (ii) payment of $2 million and a SAFE in the form annexed as Exhibit D in the amount of $2 million; or (iii) delivery of a Convertible Note bearing interest at 9% per annum, maturing December 31, 2027 (the “Replacement Note”) in the form annexed as Exhibit E.

4. Right of Participation. From the date hereof until the date that is three (3) years after the date hereof, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalent (as defined below) for cash consideration, indebtedness, or a combination thereof (a “Subsequent Financing”), Bigger Capital shall have the right, either in its own right or acting through an affiliate, to participate in up to 25% of such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing; provided that Bigger Capital may elect in its sole discretion to apply any outstanding principal amounts under the promissory notes issued to it pursuant to this Agreement to such participation in the Subsequent Financing. “Common Stock Equivalents”, as used herein, means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time the Company’s Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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5. Registration Rights Agreement. The Company shall promptly file a Registration Statement for shares of the Company’s Common Stock equal to 150% of the shares initially issuable upon exercise of the Secured Note and the Note (the “Registrable Securities”), which filing shall be no later than ten (10) business days after the execution of this Agreement. The Company shall diligently take all steps necessary for the Registration Statement to become effective as soon as practicable and shall thereafter maintain the Registration Statement until the Registrable Securities are sold.  Upon  receiving notification from the Securities Exchange Commission (the “SEC”)  that either the Registration Statement relating to the Registrable Securities has received a “no review” from the SEC or that the SEC has no additional comments to the Registration Statement, the Company will take all action necessary to ensure that the Registration Statement has been declared effective within two business days of either such notification. The Company shall not file or permit any other registration statement to become effective prior to the time that the Registration Statement for the Registrable Securities becomes effective.  If the Registration Statement covering all of the Registrable Securities is not declared effective within 75 days of the execution date of this Agreement (the “Effectiveness Deadline”) or the Company is in violation of its obligations under the previous two sentences of this Agreement, it will be deemed an Event of Default under the Secured Note and the Note. In addition, the Company shall be obligated to make payments to Bigger Capital, as liquidated damages and not as a penalty, in an amount equal to 2% of the amount then currently outstanding under the Secured Note and the Note (including, without limitation, all principal, interest and other payments due thereon) for each 30-day period following the Effectiveness Deadline, and such payments shall be made to Bigger Capital in cash not later than two (2) Trading Days after the end of each 30-day period.

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6. Dismissal of the Action With Prejudice. No later than two (2) business days following delivery of the Settlement Consideration, Bigger Capital shall execute a stipulation dismissing the Action with prejudice in the form attached hereto as Exhibit F (the “Dismissal Stipulation”). The Action shall be stayed between the execution of this Agreement and the effective date of the Registration Statement.

7. Release of SHOT by Bigger Capital. Effective upon delivery of the Settlement Consideration, Bigger Capital, on behalf of itself, its members, managers, affiliates, agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Bigger Capital Releasors”), being legally competent to contract, automatically, irrevocably, and fully and forever release and discharge SHOT and its respective members, managers, affiliates, agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Released Defendants”) from any and all manner of actions, obligations, suits, proceedings, matters, disputes, claims or causes of action, harm, damages or injuries whatsoever (including without limitation arising out of a breach of any duty, law, or rule) known or unknown, suspected or unsuspected, contingent or non-contingent, alleged or not alleged, which now exist, heretofore have existed or come into existence in the future, upon any theory of law or equity, whenever or however arising (whether contractual, common law, statutory, federal, state, local, or otherwise, including but not limited to any claims for compensatory or punitive damages, or for attorneys’ fees, costs or disbursements of any kind), relating to or arising out of Bigger Capital’s purchase, sale, or trading in SHOT securities, and/or the allegations in the Action from the beginning of time through the date of this Agreement (collectively, the “Released Claims”). Notwithstanding anything herein to the contrary, the Released Claims shall not include any suit, action, or proceeding to enforce the terms of this Agreement.

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8. Release of Bigger Capital by SHOT. Upon execution of this Agreement, SHOT on its behalf and on behalf of its members, managers, affiliates, agents, subsidiaries, investors, partners, directors, employees, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Defendant Releasors”), being legally competent to contract, automatically, irrevocably, and fully and forever release and discharge Bigger Capital and its respective members, managers, affiliates, agents, employees, subsidiaries, investors, partners, directors, attorneys, representatives, predecessors, successors and assigns, and the executors, administrators, associates, and related or affiliated persons or entities of each of the foregoing (collectively, the “Bigger Capital Released Parties”) from any and all manner of actions, obligations, suits, proceedings, matters, disputes, claims or causes of action, harm, damages or injuries whatsoever (including without limitation arising out of a breach of any duty, law, or rule), known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed or come into existence in the future, upon any theory of law or equity, whenever or however arising (whether contractual, common law, statutory, federal, state, local, or otherwise, including but not limited to any claims for compensatory or punitive damages, or for attorneys’ fees, costs or disbursements of any kind), relating to or arising out of the Released Claims. Notwithstanding anything herein to the contrary, the Released Claims shall not include any suit, action, or proceeding to enforce the terms of this Agreement.

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9. Confidentiality. The Parties agree that the terms and conditions of this Agreement are not confidential and they may disclose the terms to any third parties. The Company shall make timely public disclosure of the material terms of this Agreement on SEC Form 8-K.

10. Termination. Bigger Capital may terminate this agreement, in its sole discretion, upon the occurrence of any of the following prior to the delivery of the Settlement Consideration after two business days written notice of its default: (a) SHOT does not timely deliver the Settlement Consideration; (b) shares of SHOT cease to trade on the Nasdaq CM; (c) the closing price of SHOT is less than 0.20 for three consecutive trading days; (d) SHOT is in breach of Section 3 of this Agreement; or (e) SHOT announces that it has filed, or is planning to file, for protection under the federal bankruptcy laws. Any termination shall be on written notice to SHOT. In the event of termination, Bigger Capital shall return any securities that it holds and may proceed with the Action.

11. Binding Effect. This Agreement binds and inures to the benefit of the Parties and their respective past and present agents, employees, family members (including current and former spouses), assigns, attorneys, representatives, officers, directors, shareholders, successors, assigns, transferees, insurers and sureties, and all of their subsidiaries, parents, predecessors, successors and affiliated companies.

12. No Admission. It is understood and agreed that this Agreement is a compromise and settlement of the claims released herein, and it shall not be construed as an admission, concession, or indication of the validity of any claim, defense, liability, obligation, or wrongdoing.

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13. Entire Agreement. This Agreement contains the entire agreement among the Parties and shall not be modified in any way except in writing executed by the Party to be bound thereby. No statements, promises, or inducements by any of the signatories or any agent of any of the signatories shall be valid or binding unless they are contained in this Agreement. This Agreement supersedes and replaces any and all alleged or actual prior agreements or understandings. Any antecedent or contemporaneous extrinsic representations and warranties made in the negotiation or preparation of the Agreement are intended to be merged into this Agreement and are of no further force or effect. SHOT acknowledges and agrees that Bigger Capital retains all of its rights with respect to the warrants of SHOT that Bigger Capital now holds, exercisable at $0.93 per share, which were not at issue in the Action, and which appear in the Registration Statement filed by SHOT on November 22, 2023.

14. Construction. The language of all parts of this Agreement shall in all cases be construed as a whole, according to their fair meaning, and not strictly for or against any of the Parties. This Agreement was prepared jointly by the Parties, and no presumptions or rules of interpretation based upon the identity of the Party preparing or drafting the Agreement, or any part thereof, shall be applicable or invoked.

15. Governing Law. This Agreement shall be considered to have been negotiated, executed and delivered, and to be wholly performed in the State of New York, and the rights and obligations of the Parties to the Agreement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State’s choice of law principles. Bigger Capital and SHOT agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Agreement shall be the Supreme Court of New York, New York County and Bigger Capital and SHOT hereby waive any challenge to personal jurisdiction or venue in that court. They also waive trial by jury in any proceeding relating to this Agreement. In the event any proceeding to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees.

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16. Authority to Bind. To the extent any person or entity executes this Agreement in a representative capacity for either Party, he or she hereby represents and warrants that he or she is authorized to enter into this Agreement on behalf of that Party, that all necessary authorizations or other resolutions have been passed or obtained, and that this Agreement shall be a legal, valid, and binding obligation on that Party.

17. Notices. As to Bigger Capital and SHOT only, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same provided a copy is also sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to Bigger Capital:

Bigger Capital LLC

11700 West Charleston Blvd. #170-659

Las Vegas, NV 89135

Attention: Michael Bigger

Email: michael@biggercapital.com

With a copy (for informational purposes only) to:

Kenneth Schlesinger
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Telephone: (212) 451-2300
Email: kschlesinger@olshanlaw.com

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If to SHOT:

Safety Shot, Inc.
1061 E. Indiantown Road, Suite 110
Jupiter, Florida 33477
Attention: Jarrett Boon
Telephone: (561) 325-0482
Email: jboon@drinksafetyshot.com

With a copy (for informational purposes only) to:

Scott P. Barlow, Esq.
The Law Officer of Scott P. Barlow
3114 S. Ocean Blvd., Suite 806
Highland Beach, FL 33487
Telephone: 818.554.9239
Email: scott@barlowlegal.net

18. Severability. If any provision or provisions contained in this Agreement shall contravene or be invalid under any applicable law, such contravention or invalidity shall not invalidate the whole Agreement, but the Agreement shall be construed as not containing the particular provision or provisions held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

19. Headings. The section headings contained in each section of this Agreement are intended solely for convenience of reference and shall not limit or expand the express terms of this Agreement or otherwise be used in its construction.

20. Counterpart Signature Pages. This Agreement may be executed in one or more counterparts with facsimile, scanned or DocuSign signatures being deemed original, any of which need not contain the signatures of all Parties but all signed counterparts taken together will constitute one and the same agreement.

21. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by themselves or their duly authorized representatives as of January 20, 2025.

Bigger Capital LLC

By:
Name:
Title:

Safety Shot, Inc.

By:
Name:
Title:

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EXHIBIT A

Secured Note

(Attached)

EXHIBIT B

Note

(Attached)

EXHIBIT C

Exchange Warrant

(Attached)

EXHIBIT D

Form of SAFE

(Attached)

EXHIBIT E

Form of Replacement Note

(Attached)

EXHIBIT F

Dismissal Stipulation

(Attached)